Exhibit 99.1

Semrush Announces Third Quarter 2024 Financial Results
•Third quarter revenue of $97.4 million, up 24% year-over-year
•ARR of $401 million, up 24% year-over-year
•Third quarter net cash provided by operating activities of $8.1 million
•Company raises full year 2024 revenue and non-GAAP operating margin guidance
November 7, 2024 — BOSTON — (BUSINESS WIRE) — Semrush Holdings, Inc. (NYSE: SEMR), a leading online visibility management SaaS platform, today reported financial results for the third quarter ended September 30, 2024.
“We reported a strong quarter, exceeding our guidance and positioning us to raise our full year 2024 guidance. Revenue growth accelerated, rising 24% year-over-year to $97.4 million, and ARR also grew 24% year-over-year, as we focused on growing our core business, while upselling and cross selling our additional offerings. Our portfolio of products is expanding, and we are seeing continued strong initial uptake in the market for our Enterprise SEO solution. We are expanding our leadership position in online visibility and we are succeeding in combining strong durable growth with profitability and free cash flow generation,” said Oleg Shchegolev, CEO and Co-Founder of Semrush.
Third Quarter 2024 Financial Highlights
•Third quarter revenue of $97.4 million, up 24% year-over-year.
•Income from operations of $1.7 million for the third quarter, compared to income from operations of $2.7 million in the prior year period.
•Operating margin of 1.8% for the third quarter, compared to operating margin of 3.5% in the prior year period.
•Non-GAAP income from operations of $12.1 million for the third quarter, compared to a non-GAAP income from operations of $7.5 million in the prior year period.
•Non-GAAP operating margin of 12.4% for the third quarter, compared to non-GAAP operating margin of 9.5% in the prior year period.
•Q3 free cash flow of $6.2 million and free cash flow margin of 6.3%.
•ARR of $401 million as of September 30, 2024, up 24% year-over-year.
•Over 117,000 paying customers as of September 30, 2024, up 10% from a year ago.
•Dollar-based net revenue retention of 107% as of September 30, 2024, consistent with the previous quarter.
See “Non-GAAP Financial Measures & Definitions of Key Metrics” below for how Semrush defines ARR, dollar-based net revenue retention, non-GAAP income (loss) from operations, non-GAAP operating margin, free cash flow, and free cash flow margin, and the financial tables that accompany this release for reconciliations of each non-GAAP financial measure to its closest comparable GAAP financial measure.

Third Quarter 2024 Business Highlights
We are committed to empowering our customers with the best-in-class platform needed to boost their online presence and gain an edge in the market. In the third quarter, we advanced and expanded many of our offerings:
•Semrush Enterprise SEO Platform is receiving strong demand; new deals were signed with large multinational corporations including Salesforce, HSBC, LG, Samsung, Alibaba, Sony, DoorDash, TikTok, and Square.
•Expanded AI Overview tracking to Semrush's Organic Research, Domain Overview, Keyword Overview, and Keyword Magic Tool, helping customers better understand AI Overviews as a key SERP feature and enhancing their chances of being featured.
•Improved Semrush Social, including Content AI, and added TikTok integration, allowing users to schedule and post videos, track engagement metrics, and analyze content performance.
•Continued investments in Generative AI to provide enhanced, more efficient content creation and marketing capabilities through Semrush's platform and App Center:
◦Introduced AdCreative.ai's AdLLM Spark, a smart AI tool that empowers businesses to create optimized ad texts to improve engagement and enhance conversion rates.
•Daily insights allow for faster reactions and more precise decision-making. Now, .Trends users can spot trends early, understand ongoing market dynamics fast, strategize immediately, and execute with lower risk.
•Integrated Klaviyo with My Reports, enabling marketers to pull email performance data and create dashboards alongside Semrush and other external marketing tools to easily showcase campaign performance.
•Released AlgoPix's Product Research Pulse in the App Center, providing e-commerce sellers with insightful product research data from various marketplaces to inform product development and enhance marketing strategies.
•Strengthened customer focus with appointment of Veronique Montreuil as Chief Customer and Data Officer.
•Semrush customers who pay more than $10,000 annually grew by 44% year-over-year.
•Ended the quarter with approximately 1.0 million registered free active customers.
Business Outlook
“We are pleased with our performance this quarter and have executed well to overachieve on our top line growth and profitability guidance,” said Brian Mulroy, CFO of Semrush. “We posted another quarter of strong growth and profitability, with positive non-GAAP operating income of $12.1 million, non-GAAP operating margin of 12.4%, which was up nearly 300 basis points year-over-year, and cash flow from operations of $8.1 million. Looking ahead, we have a disciplined capital allocation strategy and expect to continue gaining efficiencies across the organization while also investing in our future growth.”
Based on information as of today, November 7, 2024, we are issuing the following financial guidance:
Fourth Quarter 2024 Financial Outlook
•For the fourth quarter, we expect revenue in a range of $100.8 to $101.8 million, which at the mid-point would represent growth of approximately 21% year-over-year.

•We expect fourth quarter non-GAAP operating margin to be approximately 11%.
Raised Full-Year 2024 Financial Outlook

•For the full year, we expect revenue in a range of $375 to $376 million, which represents growth of 22% year-over-year.
•We expect a full year non-GAAP operating margin of approximately 12%.
•We expect the full year free cash flow margin to be approximately 8%.
As previously disclosed, we are no longer providing guidance for non-GAAP net income, and instead are guiding both non-GAAP operating margin and free cash flow margin. Also as previously disclosed, we have also updated our definitions of non-GAAP income (loss) from operations to exclude Amortization of Acquired Intangible Assets, Acquisition Related Costs, Restructuring Costs and other one-time expenses outside the ordinary course of business in addition to the prior exclusion of Stock Based Compensation. Our guidance for the fourth quarter 2024 and full year 2024, as well as actual results presented herein, reflect this change.
Reconciliations of non-GAAP operating margin and free cash flow margin guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Details
Semrush will host a conference call and webcast to discuss its financial results, business highlights, outlook and other matters, the details for which are provided below.
Date: Friday, November 8th, 2024
Time: 8:30 a.m. ET
Hosts: Oleg Shchegolev, CEO, Eugene Levin, President, and Brian Mulroy, CFO

Conference ID: 866040
Participant Toll Free Dial-In Number: +1 833 470 1428
Participant International Dial-In Number: +1 929 526 1599
Registration:
The live webcast of the conference call as well as the replay can be accessed for a limited time from the Semrush investor relations website at http://investors.semrush.com/.
About Semrush
Semrush is a leading online visibility management SaaS platform that enables businesses globally to run search engine optimization, advertising, content, social media and competitive research campaigns and get measurable results from online marketing. Semrush offers insights and solutions for companies to build, manage, and measure campaigns across various marketing channels. Semrush is headquartered in Boston and has offices in Trevose, Austin, Dallas, Miami, Amsterdam, Barcelona, Belgrade, Berlin, Limassol, Prague, Warsaw, and Yerevan.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, guidance on financial results for the fourth quarter and full year of 2024 (including revenue, non-GAAP operating margin, and free cash flow margin); statements regarding the expectations of demand for our products and cash flow generation; acquisition activity, integration and results of recent acquisitions; statements about improvements to and expansion of our products and platform, and launching new products; the contributions of our officers; statements about future operating results, including revenue, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders.
The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC, including our most recent annual report on form 10-K, and our subsequently filed quarterly reports and other SEC filings. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Additional information regarding these and other factors that could affect our results is included in our SEC filings, which may be obtained by visiting our Investor Relations page on its website at investors.semrush.com or the SEC's website at www.sec.gov.
Non-GAAP Financial Measures & Definitions of Key Metrics
We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but also to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. We also believe that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. We also believe free cash flow margin is useful to investors as we monitor it as a measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allows us to better understand the cash needs of our business. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.
Annual Recurring Revenue (ARR) is defined as of a given date as the monthly recurring revenue that we expect to contractually receive from all paid subscription agreements that are actively generating revenue as of that date multiplied by 12. We include both monthly recurring paid subscriptions, which renew automatically unless canceled, as well as the annual recurring paid subscriptions so long as we do not have any indication that a customer has canceled or intends to cancel its subscription, and we continue to generate revenue from them.
Dollar-based net revenue retention is defined as (a) the revenue from our customers during the twelve-month period ending one year prior to such period as the denominator and (b) the revenue from those same customers during the twelve months ending as of the end of such period as the numerator. This calculation excludes revenue from new customers and any non-recurring revenue.
Free cash flow and free cash flow margin. We define free cash flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized software development costs. We define free cash flow margin as free cash flow divided by GAAP revenue.
Non-GAAP income (loss) from operations, and non-GAAP operating margin. As described above, we have updated our definitions for non-GAAP income (loss) from operations and have introduced non-GAAP operating margin; the updated definitions, which apply to our guidance for the fourth quarter and full year 2024, are as follows. We define non-GAAP income (loss) from operations as GAAP income (loss) from operations, excluding Stock Based Compensation, Amortization of Acquired Intangible Assets, Acquisition Related Costs, Restructuring Costs and other one-time expenses outside the ordinary course of business (for example, our Exit Costs incurred primarily in 2022). We define non-GAAP operating margin as non-GAAP income (loss) from operations divided by GAAP revenue. We believe investors may want to consider our results with and without the effects of these items in order to compare our financial performance with that of other companies that exclude such items and to compare our results to prior periods.
Stock-based compensation. Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies, timing of awards and changes in stock price.
Amortization of acquired intangible assets. Excluding amortization of acquired intangible assets from non-GAAP expense and income measures allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation.

Restructuring and other costs. Restructuring and other costs include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business. Restructuring expenses consist of employee severance costs, charges for the closure of excess facilities and other contract termination costs. Other costs include litigation contingency reserves, asset impairment charges, relocation expenses associated with the migration of employees in 2022 that occurred throughout 2022 and early 2023, and gains or losses on the sale or disposition of certain non-strategic assets or product lines.
Acquisition-related costs, net. In recent years, we have completed a number of acquisitions, which result in transition, integration and other acquisition-related expense which would not otherwise have been incurred, are unpredictable and dependent on a significant number of factors that are deal-specific or outside of our control, are not indicative of our operational performance (or that of the acquired businesses or assets) and are likely to fluctuate as our acquisition activity increases or decreases in future periods. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us.

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$97,410	$78,718	$274,173	$224,281
Cost of revenue (1)	17,063	13,032	46,665	38,643
Gross profit	80,347	65,686	227,508	185,638
Operating expenses
Sales and marketing (1)	35,689	30,094	104,610	95,827
Research and development (1)	22,183	14,075	58,775	42,071
General and administrative (1)	20,770	18,769	57,556	56,797
Exit costs	—	—	—	1,292
Total operating expenses	78,642	62,938	220,941	195,987
Income (loss) from operations	1,705	2,748	6,567	(10,349)
Other income, net	2,912	2,104	9,167	6,728
Income (loss) before income taxes	4,617	4,852	15,734	(3,621)
Provision for income taxes	3,899	637	11,652	2,303
Net income (loss)	718	4,215	4,082	(5,924)
Net loss attributable to noncontrolling interest in consolidated subsidiaries	(376)	—	(809)	—
Net income (loss) attributable to Semrush Holdings, Inc.	$1,094	$4,215	$4,891	$(5,924)

Net income (loss) attributable to Semrush Holdings, Inc. per share attributable to common stockholders—basic:	$0.01	$0.03	$0.03	$(0.04)
Net income (loss) attributable to Semrush Holdings, Inc. per share attributable to common stockholders—diluted:	$0.01	$0.03	$0.03	$(0.04)

Weighted-average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders—basic:	146,436	142,837	145,563	142,247
Weighted-average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders—diluted:	149,427	146,271	148,653	142,247

¹ includes stock-based compensation expense as follows:
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cost of revenue	$71	$33	$169	$82
Sales and marketing	1,228	822	3,207	2,190
Research and development	1,707	579	3,714	1,464
General and administrative	4,569	2,769	12,766	7,028
Total stock-based compensation	$7,575	$4,203	$19,856	$10,764

	Three months ended September 30,				Nine months ended September 30,
	2024		2023		2024		2023
Reconciliation of Non-GAAP income (loss) from operations	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Income (loss) from operations	$1,705	1.8%	$2,748	3.5%	$6,567	2.4%	$(10,349)	(4.6)%
Stock-based compensation expense	7,575	7.8%	4,203	5.3%	19,856	7.2%	10,764	4.8%
Non-GAAP income (loss) from operations (prior definition)	$9,280	9.6%	$6,951	8.8%	$26,423	9.6%	$415	0.2%
Amortization of acquired intangibles	1,380	1.4%	557	0.7%	2,962	1.1%	1,631	0.7%
Restructuring and other costs	207	0.2%	—	—%	2,331	0.9%	1,292	0.6%
Acquisition-related costs, net	1,190	1.2%	—	—%	2,265	0.8%	—	—%
Non-GAAP income (loss) from operations (new definition)	$12,057	12.4%	$7,508	9.5%	$33,981	12.4%	$3,338	1.5%

	Three months ended September 30,				Nine months ended September 30,
	2024		2023		2024		2023
Reconciliation of Free cash flow	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Net cash provided by (used in) operating activities	$8,141	8.4%	$6,356	8.1%	$35,063	12.8%	$(3,567)	(1.6)%
Purchases of property and equipment	(505)	(0.5)%	(108)	(0.1)%	(3,411)	(1.2)%	(1,065)	(0.5)%
Capitalization of internal-use software costs	(1,473)	(1.5)%	(1,283)	(1.6)%	(5,842)	(2.1)%	(3,913)	(1.7)%
Free cash flow	$6,163	6.4%	$4,965	6.4%	$25,810	9.5%	$(8,545)	(3.8)%

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$45,083	$58,848
Short-term investments	187,796	179,721
Accounts receivable	9,344	7,897
Deferred contract costs, current portion	9,755	9,074
Prepaid expenses and other current assets	20,429	10,014
Total current assets	272,407	265,554
Property and equipment, net	7,220	6,686
Operating lease right-of-use assets	11,048	14,069
Intangible assets, net	30,746	16,083
Goodwill	54,299	24,879
Deferred contract costs, net of current portion	2,722	3,586
Other long-term assets	5,355	633
Total assets	$383,797	$331,490
Liabilities, noncontrolling interest, and stockholders' equity
Current liabilities
Accounts payable	$11,541	$9,187
Accrued expenses	20,284	19,891
Deferred revenue	68,996	58,310
Current portion of operating lease liabilities	4,768	4,274
Other current liabilities	7,462	2,817
Total current liabilities	113,051	94,479
Deferred revenue, net of current portion	210	331
Deferred tax liability	1,965	839
Operating lease liabilities, net of current portion	7,315	10,331
Other long-term liabilities	2,261	1,195
Total liabilities	124,802	107,175
Commitments and contingencies
Stockholders' equity
Class A common stock	1	1
Class B common stock	—	—
Additional paid-in capital	313,924	291,898
Accumulated other comprehensive income (loss)	1,700	(752)
Accumulated deficit	(67,107)	(71,998)
Total stockholders' equity attributable to Semrush Holdings, Inc.	248,518	219,149
Noncontrolling interest in consolidated subsidiaries	10,477	5,166
Total stockholders’ equity	258,995	224,315
Total liabilities, noncontrolling interest and stockholders' equity	$383,797	$331,490

Semrush Holdings, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Operating Activities
Net income (loss)	$4,082	$(5,924)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization expense	7,094	4,807
Amortization of deferred contract costs	9,163	7,510
Amortization (accretion) of premiums and discounts on investments	(2,551)	(4,667)
Non-cash lease expense	3,431	2,828
Stock-based compensation expense	19,856	10,764
Non-cash interest expense	—	158
Change in fair value included in other income, net	(633)	(335)
Deferred taxes	(286)	12
Other non-cash items	1,457	771
Changes in operating assets and liabilities
Accounts receivable	(301)	(2,261)
Deferred contract costs	(8,980)	(9,835)
Prepaid expenses and other current assets	(3,495)	(5,411)
Accounts payable	1,939	(5,570)
Accrued expenses	1,296	174
Other current liabilities	(527)	—
Deferred revenue	6,852	6,198
Other long-term liabilities	84	—
Change in operating lease liability	(3,418)	(2,786)
Net cash provided by (used in) operating activities	35,063	(3,567)
Investing Activities
Purchases of property and equipment	(3,411)	(1,065)
Capitalization of internal-use software costs	(5,842)	(3,913)
Purchases of short-term investments	(136,768)	(182,381)
Proceeds from sales and maturities of short-term investments	132,500	154,741
Purchases of convertible debt securities	(3,650)	(319)
Funding of investment loan receivable	(7,757)	—
Cash paid for acquisition of businesses, net of cash acquired	(21,082)	(1,232)
Purchase of noncontrolling interest	(4,870)	—
Purchases of other investments	(196)	(150)
Net cash used in investing activities	(51,076)	(34,319)
Financing Activities
Proceeds from exercise of stock options	3,700	746
Proceeds from issuance of shares in connection with employee stock purchase plan	—	264
Payment of acquired debt	(1,114)	—
Payment of finance leases	(577)	(1,938)
Net cash provided by (used in) financing activities	2,009	(928)
Effect of exchange rate changes on cash and cash equivalents	424	238
Increase (decrease) in cash, cash equivalents and restricted cash	(13,580)	(38,576)
Cash, cash equivalents and restricted cash, beginning of period	58,848	79,765
Cash, cash equivalents and restricted cash, end of period	$45,268	$41,189

Investor
Brinlea C. Johnson
The Blueshirt Group
Semrush Holdings, Inc.
ir@semrush.com

Media
Jena Sullivan
Senior Public Relations Manager
Semrush Holdings, Inc.
jena.sullivan@semrush.com